Exhibit 99.1

FOR IMMEDIATE RELEASE
April 27, 2016

Contacts:     Melanie J. Dressel,
President and
Chief Executive Officer
(253) 305-1911

Clint E. Stein,
Executive Vice President
and Chief Financial Officer
(253) 593-8304

Columbia Banking System Announces First Quarter 2016 Results

Highlights

•	Net income of $21.3 million with diluted earnings per share of $0.37, inclusive of pre-tax acquisition-related expenses of $2.4 million, or $0.03 per diluted share

•	New loan production for the quarter of $254 million

•	Solid deposit growth of $158 million, or 9% annualized for the quarter

•	Nonperforming assets to period end assets ratio remains excellent at 0.55%

TACOMA, Washington, April 27, 2016 -- Melanie Dressel, President and Chief Executive Officer of Columbia Banking System and Columbia Bank (NASDAQ: COLB) (“Columbia”), said today upon the release of Columbia’s first quarter 2016 earnings, “Our reported earnings were muted by the last of the Intermountain acquisition expense, increased provision expense and lower accretion income. In the near term, the current rate environment is challenging for organic loan growth to fully offset the runoff in accretion income. Aside from our reported earnings, we had some very positive outcomes in the quarter. These include the highest first quarter loan production we have ever achieved, continued growth during what is historically our slowest quarter for deposit gathering, and meaningful expense control.” Ms. Dressel continued, “Despite the uptick in provision expense for the quarter, we remain confident in the overall quality of our loan portfolio.”

Balance Sheet
Total assets at March 31, 2016 were $9.04 billion, an increase of $84.2 million from December 31, 2015 as deposit account net inflows were used to fund loan growth and purchase investment securities. Loan growth of $62.3 million during the quarter was driven by strong loan originations of $254 million. Loan production was diversified across the portfolio sectors but centered in our commercial business sector. Securities were $2.20 billion at March 31, 2016, an increase of $26.0 million, or 1% from $2.17 billion at December 31, 2015. Total deposits at March 31, 2016 were $7.60 billion, an increase of $158.1 million from $7.44 billion at December 31, 2015. Core deposits comprised 96% of total deposits and were $7.29 billion at March 31, 2016, an increase of $157.2 million from December 31, 2015. The average rate on interest-bearing deposits and total deposits for the quarter was 0.07% and 0.04%, respectively, remaining unchanged from the fourth quarter of 2015.
Income Statement
Net Interest Income
Net interest income for the first quarter of 2016 was $80.2 million, a decrease of $1.6 million and $194 thousand from the linked and prior year first quarter, respectively. The linked quarter decrease was the result of one less day of interest accruals in the current quarter and a decline in incremental accretion income on loans, partially offset by higher loan volumes. The decrease from the prior year period is attributed to lower incremental accretion income, which in the current quarter is $2.8 million less than the first quarter of 2015. For additional information regarding net interest income, see the “Average Balances and Rates” table.
Noninterest Income
Noninterest income was $20.6 million for the first quarter of 2016, a decrease of $4.1 million compared to $24.7 million for the fourth quarter of 2015. The linked quarter decrease was primarily due to the $3.1 million accrual adjustment recorded during the fourth quarter of 2015 through other noninterest income related to the mortgage repurchase liability resulting from our acquisition of West Coast Bank. Additionally, income from interest rate contracts associated with commercial loan products was $428 thousand lower than the linked quarter.
Compared to the first quarter of 2015, noninterest income declined by $2.1 million primarily due to the change in FDIC loss-sharing asset, which accounted for $1.3 million of the decrease. In addition, other noninterest income was lower in the current quarter due to a $402 thousand decrease related to gains on disposals of loans.

The change in the FDIC loss-sharing asset has been a significant component of noninterest income, but over time the significance has diminished. The following table reflects the income statement components of the change in the FDIC loss-sharing asset:

	Three Months Ended
	March 31,	December 31,	March 31,
	2016	2015	2015
	(in thousands)
Adjustments reflected in income
Amortization, net	$(1,332)	$(1,098)	$(2,294)
Loan impairment	147	855	1,532
Sale of other real estate	144	(484)	(420)
Write-downs of other real estate	18	10	1,071
Other	(80)	(314)	261
Change in FDIC loss-sharing asset	$(1,103)	$(1,031)	$150
Noninterest Expense
Total noninterest expense for the first quarter of 2016 was $65.1 million, a decrease of $1.8 million compared to $66.9 million for the fourth quarter of 2015. After removing the effect of the acquisition-related expenses, which were predominantly related to occupancy in the current quarter, noninterest expense for the current quarter was $2.4 million lower than the fourth quarter of 2015 on the same basis. The decrease was due in part to $852 thousand higher occupancy costs recorded in the prior quarter related to the write-down of land pending sale, which was sold during the current quarter. Also contributing to the decrease was lower expense related to the FDIC clawback liability of $209 thousand during the current quarter compared to $813 thousand in the prior quarter. The linked quarter reduction in legal and professional expense was principally driven by higher fees incurred in the fourth quarter of 2015 for regulatory exams and filings.
Compared to the first quarter of 2015, noninterest expense decreased $1.7 million, or 2%, from $66.7 million. This decrease was due to lower compensation and benefits and was partially offset by higher net OREO expenses. OREO expenses were a net cost of $104 thousand in the current quarter but were a net benefit of $1.2 million in the first quarter of 2015.

Net Interest Margin (“NIM”)
Columbia’s net interest margin (tax equivalent) for the first quarter of 2016 was 4.13%, a decline of 12 and 26 basis points from the linked and prior year quarters, respectively. The decline was due to both lower incremental accretion on acquired loans and lower yielding originated loans. Incremental accretion income was $4.7 million in the current period compared to $7.5 million in the prior year quarter. Columbia’s operating net interest margin (tax equivalent)(1) was 4.03% for the first quarter of 2016, a decrease of 6 basis points from 4.09% for the fourth quarter of 2015 and down 15 basis points compared to 4.18% for the first quarter of 2015 as a result of the continuing low interest rate environment.
The following table shows the impact to interest income resulting from income accretion on acquired loan portfolios as well as the net interest margin and operating net interest margin:

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2016	2015	2015	2015	2015
	(dollars in thousands)
Incremental accretion income due to:
FDIC purchased credit impaired loans	$1,657	$2,200	$2,082	$2,367	$2,447
Other FDIC acquired loans (2)	—	68	34	15	117
Other acquired loans	3,073	3,746	4,293	4,889	4,934
Incremental accretion income	$4,730	$6,014	$6,409	$7,271	$7,498

Net interest margin (tax equivalent)	4.13%	4.25%	4.37%	4.41%	4.39%
Operating net interest margin (tax equivalent) (1)	4.03%	4.09%	4.18%	4.17%	4.18%
__________
(1) Operating net interest margin (tax equivalent) is a non-GAAP financial measure. See the section titled “Non-GAAP Financial Measures” on the last pages of this earnings release for the reconciliation of operating net interest margin (tax equivalent) to net interest margin.
(2) For 2016, incremental accretion income on other FDIC acquired loans is no longer considered significant.

Asset Quality
At March 31, 2016, nonperforming assets to total assets were 0.55% compared to 0.39% at December 31, 2015. Total nonperforming assets increased $14.1 million due to a $15.4 million increase in nonaccrual loans, partially offset by a decrease in other real estate owned.
The following table sets forth information regarding nonaccrual loans and total nonperforming assets:

	March 31, 2016	December 31, 2015
	(in thousands)
Nonaccrual loans:
Commercial business	$22,559	$9,437
Real estate:
One-to-four family residential	730	820
Commercial and multifamily residential	8,117	9,513
Total real estate	8,847	10,333
Real estate construction:
One-to-four family residential	768	928
Total real estate construction	768	928
Consumer	4,717	766
Total nonaccrual loans	36,891	21,464
Other real estate owned and other personal property owned	12,427	13,738
Total nonperforming assets	$49,318	$35,202

The following table provides an analysis of the Company's allowance for loan and lease losses:

	Three Months Ended
	March 31, 2016	December 31, 2015	March 31, 2015
	(in thousands)
Beginning balance	$68,172	$69,049	$69,569
Charge-offs:
Commercial business	(3,773)	(2,184)	(1,426)
One-to-four family residential real estate	—	(79)	(8)
Commercial and multifamily residential real estate	—	(264)	—
Consumer	(266)	(545)	(891)
Purchased credit impaired	(2,866)	(3,680)	(4,100)
Total charge-offs	(6,905)	(6,752)	(6,425)
Recoveries:
Commercial business	662	886	618
One-to-four family residential real estate	41	19	12
Commercial and multifamily residential real estate	69	277	3,261
One-to-four family residential real estate construction	254	52	28
Commercial and multifamily residential real estate construction	1	1	3
Consumer	165	224	273
Purchased credit impaired	1,551	2,067	1,686
Total recoveries	2,743	3,526	5,881
Net charge-offs	(4,162)	(3,226)	(544)
Provision for loan and lease losses	5,254	2,349	1,209
Ending balance	$69,264	$68,172	$70,234
The allowance for loan losses to period end loans was 1.18% at March 31, 2016 compared to 1.17% at December 31, 2015. For the first quarter of 2016, Columbia recorded a net provision for loan and lease losses of $5.3 million compared to a net provision of $1.2 million for the comparable quarter last year. The provision for loan and lease losses recorded during the current quarter was due to net charge-off activity, $3.5 million of which stemmed from two commercial business loans, and organic loan growth.
Andy McDonald, Columbia’s Executive Vice President and Chief Credit Officer stated “Our provision for the first quarter was primarily driven by charge offs which rose six basis points to 28 basis points on an annualized basis when compared to last quarter. While not a big jump quarter over quarter, it nevertheless did have an impact.” Mr. McDonald continued, “We are still satisfied with how our loan portfolio is behaving. Nonperforming assets at 55 basis points and an impaired asset capital ratio of less than 16% continue to reflect strong performance.”

Impact of FDIC Acquired Loan Accounting
While the significance of the FDIC acquired loan accounting has diminished over time, the following table illustrates the impact to earnings associated with Columbia’s FDIC acquired loan portfolios:

FDIC Acquired Loan Accounting
	Three Months Ended
	March 31, 2016	December 31, 2015	March 31, 2015
	(in thousands)
Incremental accretion income on FDIC purchased credit impaired loans	$1,657	$2,200	$2,447
Incremental accretion income on other FDIC acquired loans (1)	—	68	117
Provision for losses on FDIC purchased credit impaired loans	(653)	(1,349)	(2,609)
Change in FDIC loss-sharing asset	(1,103)	(1,031)	150
FDIC clawback liability expense	(209)	(812)	(23)
Pre-tax earnings impact	$(308)	$(924)	$82
_________
(1) For 2016, incremental accretion income on other FDIC acquired loans is no longer considered significant.
The incremental accretion income on FDIC purchased credit impaired loans represents the amount of income recorded above the contractual rate stated in the individual loan notes. At March 31, 2016, the accretable yield on purchased credit impaired loans was $56.6 million. Accretable yield is subject to change based upon expected future loan cash flows, which are remeasured by Columbia on a quarterly basis.
The $1.1 million change in the FDIC loss-sharing asset in the current quarter reduced noninterest income and consisted primarily of $1.3 million in amortization expense. Additional details of the components of the change in the FDIC loss-sharing asset are provided in tabular format in the section titled “Noninterest Income” in the prior pages.

Organizational Update
Ms. Dressel commented, “We carefully evaluate opportunities to improve our noninterest expense, particularly in light of continued pressure from the prolonged low interest rate environment. Our goal, as always, is to improve operating leverage while not sacrificing our commitment to customer service. To that end, during 2015 we consolidated four branches and during the first quarter of 2016 we consolidated an additional branch as a part of this objective.
Ms. Dressel continued “Since our founding, we have maintained a strong commitment to being actively engaged in the communities we have the privilege to serve. We were very pleased to be recently recognized by the Puget Sound Business Journal as one of Washington State’s 75 Top Corporate Philanthropists for 2016.”

Regular and Special Cash Dividends
A regular cash dividend of $0.19 per common share, and per common share equivalent for holders of preferred stock, will be paid on May 25, 2016 to shareholders of record as of the close of business on May 11, 2016. In addition, a special cash dividend of $0.18 per common share, and per common share equivalent for holders of preferred stock, which will also be paid on May 25, 2016 to shareholders of record as of the close of business on May 11, 2016.
Ms. Dressel commented, “We are pleased that our financial performance allows us to increase our regular dividend from the prior quarter by 6% to $0.19 per share, and to pay a special cash dividend for the ninth consecutive quarter. Along with our regular dividend, the special dividend constitutes a payout ratio of 100% for the quarter and a dividend yield of 4.67% based on our closing price on April 27, 2016.”

Conference Call Information
Columbia’s management will discuss the first quarter 2016 results on a conference call scheduled for Thursday, April 28, 2016 at 1:00 p.m. Pacific Daylight Time (4:00 p.m. Eastern Daylight Time). Interested parties may listen to this discussion by calling 1-866-378-3802; Conference ID code #22782081.

A conference call replay will be available from approximately 4:00 p.m. PDT on April 28, 2016 through 9:00 p.m. PDT on May 5, 2016. The conference call replay can be accessed by dialing 1-855-859-2056 and entering Conference ID code #22782081.
About Columbia
Headquartered in Tacoma, Washington, Columbia Banking System, Inc. is the holding company of Columbia Bank, a Washington state-chartered full-service commercial bank, with locations throughout Washington, Oregon and Idaho. For the ninth consecutive year, the bank was named in 2015 as one of Puget Sound Business Journal's "Washington's Best Workplaces." Columbia ranked in the top 20 on the 2016 Forbes list of best banks in the country for the fifth year in a row.

More information about Columbia can be found on its website at www.columbiabank.com.
# # #

Note Regarding Forward-Looking Statements
This news release includes forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements include, but are not limited to, descriptions of Columbia’s management’s expectations regarding future events and developments such as future operating results, growth in loans and deposits, continued success of Columbia’s style of banking and the strength of the local economy. The words “will,” “believe,” “expect,” “intend,” “should,” and “anticipate” or the negative of these words or words of similar construction are intended in part to help identify forward looking statements. Future events are difficult to predict, and the expectations described above are necessarily subject to risks and uncertainties, many of which are outside our control, that may cause actual results to differ materially and adversely. In addition to discussions about risks and uncertainties set forth from time to time in Columbia’s filings with the Securities and Exchange Commission, available at the SEC’s website at www.sec.gov and the Company’s website at www.columbiabank.com, including the “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our annual reports on Form 10-K and quarterly reports on Form 10-Q, (as applicable), factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following: (1) local, national and international economic conditions may be less favorable than expected or have a more direct and pronounced effect on Columbia than expected and adversely affect Columbia’s ability to continue its internal growth at historical rates and maintain the quality of its earning assets; (2) changes in interest rates could significantly reduce net interest income and negatively affect funding sources; (3) projected business increases following strategic expansion or opening or acquiring new branches may be lower than expected; (4) costs or difficulties related to the integration of acquisitions may be greater than expected; (5) competitive pressure among financial institutions may increase significantly; and (6) legislation or regulatory requirements or changes may adversely affect the businesses in which Columbia is engaged. We believe the expectations reflected in our forward-looking statements are reasonable, based on information available to us on the date hereof. However, given the described uncertainties and risks, we cannot guarantee our future performance or results of operations and you should not place undue reliance on these forward-looking statements which speak only as of the date hereof. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the federal securities laws. The factors noted above and the risks and uncertainties described in our SEC filings should be considered when reading any forward-looking statements in this release.

FINANCIAL STATISTICS
Columbia Banking System, Inc.	Three Months Ended
Unaudited	March 31,		December 31,		March 31,
	2016		2015		2015
Earnings	(dollars in thousands except per share amounts)
Net interest income	$80,170		$81,819		$80,364
Provision for loan and lease losses	$5,254		$2,349		$1,209
Noninterest income	$20,646		$24,745		$22,767
Noninterest expense	$65,074		$66,877		$66,734
Acquisition-related expense (included in noninterest expense)	$2,436		$1,872		$2,974
Net income	$21,259		$26,740		$24,361
Per Common Share
Earnings (basic)	$0.37		$0.46		$0.42
Earnings (diluted)	$0.37		$0.46		$0.42
Book value	$21.70		$21.48		$21.53
Averages
Total assets	$8,949,212		$8,905,743		$8,505,776
Interest-earning assets	$8,005,945		$7,937,308		$7,529,040
Loans	$5,827,440		$5,762,048		$5,414,942
Securities, including Federal Home Loan Bank stock	$2,147,457		$2,136,703		$2,068,806
Deposits	$7,445,693		$7,440,628		$6,927,756
Interest-bearing deposits	$3,983,314		$3,933,001		$4,157,491
Interest-bearing liabilities	$4,124,582		$4,031,214		$4,395,502
Noninterest-bearing deposits	$3,462,379		$3,507,627		$2,770,265
Shareholders' equity	$1,258,411		$1,259,117		$1,240,853
Financial Ratios
Return on average assets	0.95%		1.20%		1.15%
Return on average common equity	6.76%		8.50%		7.86%
Average equity to average assets	14.06%		14.14%		14.59%
Net interest margin (tax equivalent)	4.13%		4.25%		4.39%
Efficiency ratio (tax equivalent) (1)	62.63%		60.99%		62.95%
Operating efficiency ratio (tax equivalent) (2)	59.43%		60.53%		63.02%

	March 31,		December 31,
Period end	2016		2015
Total assets	$9,035,932		$8,951,697
Loans, net of unearned income	$5,877,283		$5,815,027
Allowance for loan and lease losses	$69,264		$68,172
Securities, including Federal Home Loan Bank stock	$2,196,407		$2,170,416
Deposits	$7,596,949		$7,438,829
Core deposits	$7,285,067		$7,127,866
Shareholders' equity	$1,260,788		$1,242,128
Nonperforming assets
Nonaccrual loans	$36,891		$21,464
Other real estate owned ("OREO") and other personal property owned ("OPPO")	12,427		13,738
Total nonperforming assets	$49,318		$35,202
Nonperforming loans to period-end loans	0.63%		0.37%
Nonperforming assets to period-end assets	0.55%		0.39%
Allowance for loan and lease losses to period-end loans	1.18%		1.17%
Net loan charge-offs	$4,162	(3)	$3,226	(4)

(1) Noninterest expense divided by the sum of net interest income on a tax equivalent basis and noninterest income on a tax equivalent basis.
(2) The operating efficiency ratio (tax equivalent) is a non-GAAP financial measure. See section titled "Non-GAAP Financial Measures" on the last pages of this earnings release for the reconciliation of the operating efficiency ratio (tax equivalent) to the efficiency ratio (tax equivalent).

(3) For the three months ended March 31, 2016.
(4) For the three months ended December 31, 2015.

QUARTERLY FINANCIAL STATISTICS
Columbia Banking System, Inc.	Three Months Ended
Unaudited	March 31,	December 31,	September 30,	June 30,	March 31,
	2016	2015	2015	2015	2015
	(dollars in thousands except per share)
Earnings
Net interest income	$80,170	$81,819	$81,694	$81,010	$80,364
Provision for loan and lease losses	$5,254	$2,349	$2,831	$2,202	$1,209
Noninterest income	$20,646	$24,745	$22,499	$21,462	$22,767
Noninterest expense	$65,074	$66,877	$64,067	$68,471	$66,734
Acquisition-related expense (included in noninterest expense)	$2,436	$1,872	$428	$5,643	$2,974
Net income	$21,259	$26,740	$25,780	$21,946	$24,361
Per Common Share
Earnings (basic)	$0.37	$0.46	$0.45	$0.38	$0.42
Earnings (diluted)	$0.37	$0.46	$0.45	$0.38	$0.42
Book value	$21.70	$21.48	$21.69	$21.38	$21.53
Averages
Total assets	$8,949,212	$8,905,743	$8,672,692	$8,532,173	$8,505,776
Interest-earning assets	$8,005,945	$7,937,308	$7,711,531	$7,560,288	$7,529,040
Loans	$5,827,440	$5,762,048	$5,712,614	$5,542,489	$5,414,942
Securities, including Federal Home Loan Bank stock	$2,147,457	$2,136,703	$1,945,174	$1,976,959	$2,068,806
Deposits	$7,445,693	$7,440,628	$7,233,863	$6,978,472	$6,927,756
Interest-bearing deposits	$3,983,314	$3,933,001	$3,910,695	$3,753,101	$4,157,491
Interest-bearing liabilities	$4,124,582	$4,031,214	$4,007,198	$3,961,013	$4,395,502
Noninterest-bearing deposits	$3,462,379	$3,507,627	$3,323,168	$3,225,371	$2,770,265
Shareholders' equity	$1,258,411	$1,259,117	$1,239,830	$1,247,887	$1,240,853
Financial Ratios
Return on average assets	0.95%	1.20%	1.19%	1.03%	1.15%
Return on average common equity	6.76%	8.50%	8.32%	7.04%	7.86%
Average equity to average assets	14.06%	14.14%	14.30%	14.63%	14.59%
Net interest margin (tax equivalent)	4.13%	4.25%	4.37%	4.41%	4.39%
Period end
Total assets	$9,035,932	$8,951,697	$8,755,984	$8,518,019	$8,552,902
Loans, net of unearned income	$5,877,283	$5,815,027	$5,746,511	$5,611,897	$5,450,895
Allowance for loan and lease losses	$69,264	$68,172	$69,049	$69,257	$70,234
Securities, including Federal Home Loan Bank stock	$2,196,407	$2,170,416	$2,037,666	$1,926,248	$2,040,163
Deposits	$7,596,949	$7,438,829	$7,314,805	$7,044,373	$7,074,965
Core deposits	$7,285,067	$7,127,866	$6,986,206	$6,737,969	$6,771,755
Shareholders' equity	$1,260,788	$1,242,128	$1,254,136	$1,236,214	$1,244,443
Nonperforming, assets
Nonaccrual loans	$36,891	$21,464	$19,080	$25,746	$31,828
OREO and OPPO	12,427	13,738	19,475	20,665	23,347
Total nonperforming assets	$49,318	$35,202	$38,555	$46,411	$55,175
Nonperforming loans to period-end loans	0.63%	0.37%	0.33%	0.46%	0.58%
Nonperforming assets to period-end assets	0.55%	0.39%	0.44%	0.54%	0.65%
Allowance for loan and lease losses to period-end loans	1.18%	1.17%	1.20%	1.23%	1.29%
Net loan charge-offs	$4,162	$3,226	$3,039	$3,179	$544

LOAN PORTFOLIO COMPOSITION
Columbia Banking System, Inc.
Unaudited	March 31,	December 31,	September 30,	June 30,	March 31,
	2016	2015	2015	2015	2015
Loan Portfolio Composition - Dollars	(dollars in thousands)
Commercial business	$2,401,193	$2,362,575	$2,354,731	$2,255,468	$2,139,873
Real estate:
One-to-four family residential	175,050	176,295	177,108	181,849	173,739
Commercial and multifamily residential	2,520,352	2,491,736	2,449,847	2,406,594	2,374,454
Total real estate	2,695,402	2,668,031	2,626,955	2,588,443	2,548,193
Real estate construction:
One-to-four family residential	133,447	135,874	136,783	127,311	124,017
Commercial and multifamily residential	183,548	167,413	134,097	129,302	119,880
Total real estate construction	316,995	303,287	270,880	256,613	243,897
Consumer	329,902	342,601	348,315	358,365	352,960
Purchased credit impaired	173,201	180,906	191,066	202,367	219,839
Subtotal loans	5,916,693	5,857,400	5,791,947	5,661,256	5,504,762
Less: Net unearned income	(39,410)	(42,373)	(45,436)	(49,359)	(53,867)
Loans, net of unearned income	5,877,283	5,815,027	5,746,511	5,611,897	5,450,895
Less: Allowance for loan and lease losses	(69,264)	(68,172)	(69,049)	(69,257)	(70,234)
Total loans, net	5,808,019	5,746,855	5,677,462	5,542,640	5,380,661
Loans held for sale	$3,681	$4,509	$6,637	$4,220	$3,545

	March 31,	December 31,	September 30,	June 30,	March 31,
Loan Portfolio Composition - Percentages	2016	2015	2015	2015	2015
Commercial business	40.9%	40.6%	41.0%	40.2%	39.3%
Real estate:
One-to-four family residential	3.0%	3.0%	3.1%	3.2%	3.2%
Commercial and multifamily residential	42.9%	42.9%	42.6%	42.9%	43.5%
Total real estate	45.9%	45.9%	45.7%	46.1%	46.7%
Real estate construction:
One-to-four family residential	2.3%	2.3%	2.4%	2.3%	2.3%
Commercial and multifamily residential	3.1%	2.9%	2.3%	2.3%	2.2%
Total real estate construction	5.4%	5.2%	4.7%	4.6%	4.5%
Consumer	5.6%	5.9%	6.1%	6.4%	6.5%
Purchased credit impaired	2.9%	3.1%	3.3%	3.6%	4.0%
Subtotal loans	100.7%	100.7%	100.8%	100.9%	101.0%
Less: Net unearned income	(0.7)%	(0.7)%	(0.8)%	(0.9)%	(1.0)%
Loans, net of unearned income	100.0%	100.0%	100.0%	100.0%	100.0%

DEPOSIT COMPOSITION
Columbia Banking System, Inc.
Unaudited
	March 31,	December 31,	September 30,	June 30,	March 31,
	2016	2015	2015	2015	2015
Deposit Composition - Dollars	(dollars in thousands)
Core deposits:
Demand and other non-interest bearing	$3,553,468	$3,507,358	$3,386,968	$3,207,538	$3,260,376
Interest bearing demand	958,469	925,909	911,686	912,637	901,684
Money market	1,838,364	1,788,552	1,776,087	1,718,000	1,700,014
Savings	695,588	657,016	651,695	630,897	630,423
Certificates of deposit less than $100,000	239,178	249,031	259,770	268,897	279,258
Total core deposits	7,285,067	7,127,866	6,986,206	6,737,969	6,771,755

Certificates of deposit greater than $100,000	170,126	182,973	184,047	194,449	199,728
Certificates of deposit insured by CDARS®	24,752	26,901	26,975	18,357	18,430
Brokered money market accounts	116,878	100,854	117,196	93,061	84,336
Subtotal	7,596,823	7,438,594	7,314,424	7,043,836	7,074,249
Premium resulting from acquisition date fair value adjustment	126	235	381	537	716
Total deposits	$7,596,949	$7,438,829	$7,314,805	$7,044,373	$7,074,965

	March 31,	December 31,	September 30,	June 30,	March 31,
Deposit Composition - Percentages	2016	2015	2015	2015	2015
Core deposits:
Demand and other non-interest bearing	46.8%	47.2%	46.3%	45.5%	46.2%
Interest bearing demand	12.6%	12.4%	12.5%	13.0%	12.7%
Money market	24.2%	24.0%	24.3%	24.4%	24.0%
Savings	9.2%	8.8%	8.9%	9.0%	8.9%
Certificates of deposit less than $100,000	3.1%	3.3%	3.6%	3.8%	3.9%
Total core deposits	95.9%	95.7%	95.6%	95.7%	95.7%

Certificates of deposit greater than $100,000	2.3%	2.5%	2.4%	2.7%	2.8%
Certificates of deposit insured by CDARS®	0.3%	0.4%	0.4%	0.3%	0.3%
Brokered money market accounts	1.5%	1.4%	1.6%	1.3%	1.2%
Total	100.0%	100.0%	100.0%	100.0%	100.0%

CONSOLIDATED STATEMENTS OF INCOME
Columbia Banking System, Inc.	Three Months Ended
Unaudited	March 31,	December 31,	March 31,
	2016	2015 (1)	2015 (1)
	(in thousands except per share)
Interest Income
Loans	$70,316	$71,358	$70,822
Taxable securities	8,017	8,516	7,526
Tax-exempt securities	2,803	2,870	3,042
Deposits in banks	38	25	27
Total interest income	81,174	82,769	81,417
Interest Expense
Deposits	742	733	748
Federal Home Loan Bank advances	124	83	159
Other borrowings	138	134	146
Total interest expense	1,004	950	1,053
Net Interest Income	80,170	81,819	80,364
Provision for loan and lease losses	5,254	2,349	1,209
Net interest income after provision for loan and lease losses	74,916	79,470	79,155
Noninterest Income
Deposit account and treasury management fees (1)	6,989	7,010	6,860
Card revenue (1)	5,652	5,776	5,363
Financial services and trust revenue (1)	2,821	2,940	3,124
Loan revenue (1)	2,262	2,808	2,603
Merchant processing revenue	2,102	2,173	2,040
Bank owned life insurance	1,116	1,071	1,078
Investment securities gains, net	373	281	721
Change in FDIC loss-sharing asset	(1,103)	(1,031)	150
Other (1)	434	3,717	828
Total noninterest income	20,646	24,745	22,767
Noninterest Expense
Compensation and employee benefits	36,319	36,689	39,100
Occupancy	10,173	10,037	7,993
Merchant processing expense	1,033	1,058	977
Advertising and promotion	842	1,233	931
Data processing	4,146	4,399	4,984
Legal and professional fees	1,325	2,081	2,507
Taxes, licenses and fees	1,290	1,392	1,232
Regulatory premiums	1,141	1,180	1,221
Net cost (benefit) of operation of other real estate owned	104	(60)	(1,246)
Amortization of intangibles	1,583	1,652	1,817
Other	7,118	7,216	7,218
Total noninterest expense	65,074	66,877	66,734
Income before income taxes	30,488	37,338	35,188
Provision for income taxes	9,229	10,598	10,827
Net Income	$21,259	$26,740	$24,361
Earnings per common share
Basic	$0.37	$0.46	$0.42
Diluted	$0.37	$0.46	$0.42
Dividends paid per common share	$0.38	$0.36	$0.30
Weighted average number of common shares outstanding	57,114	57,057	56,965
Weighted average number of diluted common shares outstanding	57,125	57,070	56,978
__________
(1) Reclassified to conform to the current period’s presentation. Reclassifications consisted of disaggregating income previously presented as ‘Service charges and other fees’ and certain income previously presented in ‘Other’ into the presentation above. There was no change to total noninterest income as previously reported as a result of these reclassifications.

CONSOLIDATED BALANCE SHEETS
Columbia Banking System, Inc.
Unaudited			March 31,	December 31,
			2016	2015
			(in thousands)
ASSETS
Cash and due from banks			$150,683	$166,929
Interest-earning deposits with banks			38,248	8,373
Total cash and cash equivalents			188,931	175,302
Securities available for sale at fair value (amortized cost of $2,156,999 and $2,157,610, respectively)			2,186,166	2,157,694
Federal Home Loan Bank stock at cost			10,241	12,722
Loans held for sale			3,681	4,509
Loans, net of unearned income of ($39,410) and ($42,373), respectively			5,877,283	5,815,027
Less: allowance for loan and lease losses			69,264	68,172
Loans, net			5,808,019	5,746,855
FDIC loss-sharing asset			5,954	6,568
Interest receivable			29,304	27,877
Premises and equipment, net			158,101	164,239
Other real estate owned			12,427	13,738
Goodwill			382,762	382,762
Other intangible assets, net			21,994	23,577
Other assets			228,352	235,854
Total assets			$9,035,932	$8,951,697
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Noninterest-bearing			$3,553,468	$3,507,358
Interest-bearing			4,043,481	3,931,471
Total deposits			7,596,949	7,438,829
Federal Home Loan Bank advances			6,521	68,531
Securities sold under agreements to repurchase			73,839	99,699
Other liabilities			97,835	102,510
Total liabilities			7,775,144	7,709,569
Commitments and contingent liabilities
	March 31,	December 31,
	2016	2015
Preferred stock (no par value)	(in thousands)
Authorized shares	2,000	2,000
Issued and outstanding	9	9	2,217	2,217
Common stock (no par value)
Authorized shares	115,000	115,000
Issued and outstanding	58,008	57,724	991,026	990,281
Retained earnings			255,202	255,925
Accumulated other comprehensive income (loss)			12,343	(6,295)
Total shareholders' equity			1,260,788	1,242,128
Total liabilities and shareholders' equity			$9,035,932	$8,951,697

AVERAGE BALANCES AND RATES
Columbia Banking System, Inc.
Unaudited
	Three Months Ended			Three Months Ended
	March 31, 2016			March 31, 2015
	Average Balances	Interest Earned / Paid	Average Rate	Average Balances	Interest Earned / Paid	Average Rate
	(dollars in thousands)
ASSETS
Loans, net (1)(2)	$5,827,440	$71,298	4.89%	$5,414,942	$71,487	5.28%
Taxable securities	1,689,289	8,017	1.90%	1,609,323	7,526	1.87%
Tax exempt securities (2)	458,168	4,312	3.76%	459,483	4,680	4.07%
Interest-earning deposits with banks	31,048	38	0.49%	45,292	27	0.24%
Total interest-earning assets	8,005,945	$83,665	4.18%	7,529,040	$83,720	4.45%
Other earning assets	154,336			146,055
Noninterest-earning assets	788,931			830,681
Total assets	$8,949,212			$8,505,776
LIABILITIES AND SHAREHOLDERS’ EQUITY
Certificates of deposit	$448,915	$144	0.13%	$502,287	$240	0.19%
Savings accounts	675,876	17	0.01%	625,132	19	0.01%
Interest-bearing demand	927,948	169	0.07%	1,214,149	138	0.05%
Money market accounts	1,930,575	412	0.09%	1,815,923	351	0.08%
Total interest-bearing deposits	3,983,314	742	0.07%	4,157,491	748	0.07%
Federal Home Loan Bank advances	50,569	124	0.98%	129,841	159	0.49%
Other borrowings	90,699	138	0.61%	108,170	146	0.54%
Total interest-bearing liabilities	4,124,582	$1,004	0.10%	4,395,502	$1,053	0.10%
Noninterest-bearing deposits	3,462,379			2,770,265
Other noninterest-bearing liabilities	103,840			99,156
Shareholders’ equity	1,258,411			1,240,853
Total liabilities & shareholders’ equity	$8,949,212			$8,505,776
Net interest income (tax equivalent)		$82,661			$82,667
Net interest margin (tax equivalent)			4.13%			4.39%

(1)
Nonaccrual loans have been included in the tables as loans carrying a zero yield. Amortized net deferred loan fees and net unearned discounts on acquired loans were included in the interest income calculations. The amortization of net deferred loan fees was $1.1 million for both three month periods ended March 31, 2016 and March 31, 2015. The incremental accretion on acquired loans was $4.7 million and $7.5 million for the three months ended March 31, 2016 and 2015, respectively.

(2)
Tax-exempt income is calculated on a tax equivalent basis. The tax equivalent yield adjustment to interest earned on loans was $982 thousand and $665 thousand for the three months ended March 31, 2016 and 2015, respectively. The tax equivalent yield adjustment to interest earned on tax exempt securities was $1.5 million and $1.6 million for the three months ended March 31, 2016 and 2015, respectively.

AVERAGE BALANCES AND RATES
Columbia Banking System, Inc.
Unaudited
	Three Months Ended			Three Months Ended
	March 31, 2016			December 31, 2015
	Average Balances	Interest Earned / Paid	Average Rate	Average Balances	Interest Earned / Paid	Average Rate
	(dollars in thousands)
ASSETS
Loans, net (1)(2)	$5,827,440	$71,298	4.89%	$5,762,048	$72,322	5.02%
Taxable securities	1,689,289	8,017	1.90%	1,686,594	8,516	2.02%
Tax exempt securities (2)	458,168	4,312	3.76%	450,109	4,417	3.93%
Interest-earning deposits with banks	31,048	38	0.49%	38,557	25	0.26%
Total interest-earning assets	8,005,945	$83,665	4.18%	7,937,308	$85,280	4.30%
Other earning assets	154,336			153,298
Noninterest-earning assets	788,931			815,137
Total assets	$8,949,212			$8,905,743
LIABILITIES AND SHAREHOLDERS’ EQUITY
Certificates of deposit	$448,915	$144	0.13%	$460,858	$179	0.16%
Savings accounts	675,876	17	0.01%	653,738	17	0.01%
Interest-bearing demand	927,948	169	0.07%	920,021	161	0.07%
Money market accounts	1,930,575	412	0.09%	1,898,384	376	0.08%
Total interest-bearing deposits	3,983,314	742	0.07%	3,933,001	733	0.07%
Federal Home Loan Bank advances	50,569	124	0.98%	18,915	83	1.76%
Other borrowings	90,699	138	0.61%	79,298	134	0.68%
Total interest-bearing liabilities	4,124,582	$1,004	0.10%	4,031,214	$950	0.09%
Noninterest-bearing deposits	3,462,379			3,507,627
Other noninterest-bearing liabilities	103,840			107,785
Shareholders’ equity	1,258,411			1,259,117
Total liabilities & shareholders’ equity	$8,949,212			$8,905,743
Net interest income (tax equivalent)		$82,661			$84,330
Net interest margin (tax equivalent)			4.13%			4.25%

(1)
Nonaccrual loans have been included in the tables as loans carrying a zero yield. Amortized net deferred loan fees and net unearned discounts on acquired loans were included in the interest income calculations. The amortization of net deferred loan fees was $1.1 million for both three month periods ended March 31, 2016 and December 31, 2015. The incremental accretion on acquired loans was $4.7 million and $6.0 million for the three months ended March 31, 2016 and December 31, 2015, respectively.

(2)
Tax-exempt income is calculated on a tax equivalent basis. The tax equivalent yield adjustment to interest earned on loans was $982 thousand and $964 thousand for the three months ended March 31, 2016 and December 31, 2015, respectively. The tax equivalent yield adjustment to interest earned on tax exempt securities was $1.5 million for both three month periods ended March 31, 2016 and December 31, 2015.

Non-GAAP Financial Measures
The Company considers its operating net interest margin and operating efficiency ratios to be important measurements as they more closely reflect the ongoing operating performance of the Company. Despite the importance of the operating net interest margin and operating efficiency ratio to the Company, there are no standardized definitions for them and, as a result, the Company’s calculations may not be comparable with other organizations. The Company encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.
The following tables reconcile the Company’s calculation of the operating net interest margin and operating efficiency ratio:

	Three Months Ended
	March 31,	December 31,	March 31,
	2016	2015	2015
Operating net interest margin non-GAAP reconciliation:	(dollars in thousands)
Net interest income (tax equivalent) (1)	$82,661	$84,330	$82,667
Adjustments to arrive at operating net interest income (tax equivalent):
Incremental accretion income on FDIC purchased credit impaired loans	(1,657)	(2,200)	(2,447)
Incremental accretion income on other FDIC acquired loans (2)	—	(68)	(117)
Incremental accretion income on other acquired loans	(3,073)	(3,746)	(4,934)
Premium amortization on acquired securities	2,324	2,253	2,861
Interest reversals on nonaccrual loans	453	582	650
Operating net interest income (tax equivalent) (1)	$80,708	$81,151	$78,680
Average interest earning assets	$8,005,945	$7,937,308	$7,529,040
Net interest margin (tax equivalent) (1)	4.13%	4.25%	4.39%
Operating net interest margin (tax equivalent) (1)	4.03%	4.09%	4.18%

	Three Months Ended
	March 31,	December 31,	March 31,
	2016	2015	2015
Operating efficiency ratio non-GAAP reconciliation:	(dollars in thousands)
Noninterest expense (numerator A)	$65,074	$66,877	$66,734
Adjustments to arrive at operating noninterest expense:
Acquisition-related expenses	(2,436)	(1,872)	(2,974)
Net benefit (cost) of operation of OREO and OPPO	(102)	150	1,241
FDIC clawback liability expense	(209)	(812)	(23)
Loss on asset disposals	(160)	(52)	(96)
State of Washington Business and Occupation ("B&O") taxes	(1,171)	(1,294)	(1,129)
Operating noninterest expense (numerator B)	$60,996	$62,997	$63,753

Net interest income (tax equivalent) (1)	$82,661	$84,330	$82,667
Noninterest income	20,646	24,745	22,767
Bank owned life insurance tax equivalent adjustment	600	576	581
Total revenue (tax equivalent) (denominator A)	$103,907	$109,651	$106,015

Operating net interest income (tax equivalent) (1)	$80,708	$81,151	$78,680
Adjustments to arrive at operating noninterest income (tax equivalent):
Investment securities gains, net	(373)	(281)	(721)
Gain on asset disposals	(54)	(4)	—
Mortgage loan repurchase liability adjustment	—	(3,147)	—
Change in FDIC loss-sharing asset	1,103	1,031	(150)
Operating noninterest income (tax equivalent)	21,922	22,920	22,477
Total operating revenue (tax equivalent) (denominator B)	$102,630	$104,071	$101,157
Efficiency ratio (tax equivalent) (numerator A/denominator A)	62.63%	60.99%	62.95%
Operating efficiency ratio (tax equivalent) (numerator B/denominator B)	59.43%	60.53%	63.02%
__________
(1) Tax-exempt interest income has been adjusted to a tax equivalent basis. The amount of such adjustment was an addition to net interest income of $2.5 million, $2.5 million and $2.3 million for the three months ended March 31, 2016, December 31, 2015 and March 31, 2015, respectively.
(2) For 2016, incremental accretion income on other FDIC acquired loans is no longer considered significant and will no longer be tracked for these non-GAAP financial measures.